Exhibit 21.1

Subsidiaries of Select Water Solutions, Inc.

Entity	State of Formation
Select Agua Libre Midstream, LLC	Delaware
Complete Energy Services, Inc.	Delaware
SES Holdings, LLC	Delaware
Select Water Solutions, LLC	Delaware
Peak Rentals, LLC	Texas
Select Chemistry, LLC	Delaware
SES Sub A, LLC	Delaware
SES Sub B, LLC	Delaware
SES Sub C, LLC	Delaware
Select Energy Solutions (RW), Inc.	Delaware
Navy Holdings, Inc.	Delaware
Navy Holdco, LLC	Delaware
New Heckmann Water Resources Corporation	Delaware
New Heckmann Water Resources (CVR), Inc.	Delaware
SES Intermediate Holdings, LLC	Delaware
Affirm Oilfield Services, LLC	Texas
Heckmann Water Resources, LLC	Delaware
Heckmann Water Resources (CVR), LLC	Delaware
NES Water Solutions, LLC	Delaware
Guard Drilling Mud Disposal, LLC	Delaware
China Water and Drinks, LLC	Delaware
Badlands Power Fuels, LLC	Delaware
Nuverra Ohio Disposal LLC	Delaware
1960 Well Services, LLC	Ohio
Badlands Power Fuels, LLC	North Dakota
Clearwater Three LLC	Ohio
Clearwater Five LLC	Ohio
Clearwater Solutions LLC	Ohio
HEK Water Solutions, LLC	Delaware
Nuverra Total Solutions, LLC	Delaware
Nuverra Rocky Mountain Pipeline, LLC	Delaware
Breakwater Energy Services, LLC	Texas
Breakwater Energy Partners, LLC	Texas
Breakwater Midstream, LLC	Texas
Big Spring Recycling System, LLC	Delaware
Landtech Enterprises, LLC	North Dakota
Badlands Leasing, LLC	North Dakota
Ideal Oilfield Disposal, LLC	North Dakota
Select Water Reuse, LLC	Delaware
Rockwater Energy Solutions Water Management, LLC	Delaware
Rockwater Northeast, LLC	Delaware
Rockwater West TX, LLC	Delaware
EnerMAX Services Holdings, LLC	Delaware
EnerMAX Services G.P. ULC	Alberta
EnerMAX Services Limited Partnership	Alberta
EnerMAX Services (U.S.) Inc.	Delaware
Rockwater Energy Solutions North Dakota, Inc.	Delaware
Rockwater Production Testing Ltd.	Alberta
Rockwater Energy Solutions Administrative Services, LLC	Delaware

Crescent Companies, LLC

SWS ND, Inc.

Neohydro LLC

Buckhorn Energy Oaks Disposal Services, LLC

Oak’s Disposal Services, LLC

Buckhorn Disposal ND, LLC

Dishon Disposal LLC

Trinity Acquisition, LLC

Trinity Environmental Brokerage, L.L.C.

Trinity Environmental Logistics, L.L.C.

Trinity Environmental SWS I. L.L.C.

Trinity Environmental Services L.L.C.

Trinity Environmental Management, LLC

Bobcat North Lima, LLC

Bobcat Hubbard, LLC

EWS #1 DJ Basin LLC

EWS #8 DJ Basin LLC

Blackjack Mineral Investments, LLC

Delaware Delaware Nevada Delaware Montana Delaware North Dakota Delaware Delaware Delaware Delaware Delaware Delaware Ohio Ohio Delaware Delaware Delaware
Bobcat Coitsville, LLC	Ohio